UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 8, 2026

Date of Report

(Date of earliest event reported)

AMAZON.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43202	91-1646860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Terry Avenue North, Seattle, Washington 98109-5210

(Address of principal executive offices, including Zip Code)

(206) 266-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AMZN	The Nasdaq Stock Market LLC
Floating Rate Notes due 2028	—	The Nasdaq Stock Market LLC
2.800% Notes due 2028	—	The Nasdaq Stock Market LLC
3.100% Notes due 2030	—	The Nasdaq Stock Market LLC
3.350% Notes due 2032	—	The Nasdaq Stock Market LLC
3.700% Notes due 2035	—	The Nasdaq Stock Market LLC
4.050% Notes due 2039	—	The Nasdaq Stock Market LLC
4.450% Notes due 2045	—	The Nasdaq Stock Market LLC
4.850% Notes due 2064	—	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 8, 2026, Amazon.com, Inc. (the “Company”), Citibank N.A., as administrative agent, and the lenders party thereto entered into a term loan agreement (the “DDTL Credit Agreement”). The DDTL Credit Agreement provides the Company with a $17.5 billion senior unsecured delayed draw term loan credit facility (the “DDTL Facility”). Commitments to provide the DDTL Facility will expire on September 30, 2026 unless fully borrowed prior to such date. The maturity date of any loans borrowed under the DDTL Facility is the three-year anniversary of the date that the loans under the DDTL Facility are borrowed.

The Company may optionally prepay the loans or irrevocably reduce or terminate the unutilized portion of the commitments under the DDTL Facility in whole or in part, without premium or penalty (other than, if applicable, customary breakage costs) at any time. Amounts prepaid under the DDTL Facility may not be reborrowed.

Delayed draw term loans will bear interest, at the Company’s option, at either (i) a floating rate per annum equal to a base rate (the “Alternate Base Rate”) plus an applicable margin or (ii) a per annum rate equal to a term SOFR rate (the “Term SOFR Rate”) plus an applicable margin. The applicable margin applicable to outstanding balances under the DDTL Credit Agreement for Alternate Base Rate loans is 0% and the applicable margin for Term SOFR Rate loans will range from 0.625% to 0.875%, based on the Company’s credit ratings.

Borrowings under the DDTL Facility will be used for general corporate purposes.

The DDTL Credit Agreement contains customary representations and warranties, covenants, and events of default, but does not contain financial covenants. Upon the occurrence of an event of default that is not cured within applicable grace periods or waived, any unpaid amounts owing under the DDTL Facility may be declared immediately due and payable and the commitments may be terminated.

The financial institutions party to the DDTL Credit Agreement and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

The foregoing description of the DDTL Credit Agreement is qualified in its entirety by the terms of such agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description
10.1	Term Loan Agreement, dated as of June 8 2026, among Amazon.com, Inc., Citibank N.A., as administrative agent, and the lenders party thereto.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ Antonio Masone
Antonio Masone
Vice President and Treasurer

Dated: June 10, 2026

4